As filed with the Securities and Exchange Commission on February 9, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

METHANEX CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3M1
(604) 661-2600
(Address of principal executive offices, including zip code)

Methanex Corporation Stock Option Plan 2002
(Full title of plan)

CT Corporate System	Copies to:
111 8th Avenue, 13th Floor	Gary J. Kocher
New York, NY 10011 98101	Preston Gates & Ellis LLP
(212) 894-8700	925 Fourth Avenue, Suite 2900
(Name, address and telephone number, including area code, of agent for service)	Seattle, Washington 98104 (206) 623-7580

		Proposed	Proposed Maximum
Title of securities	Amount to be	Maximum offering	aggregate offering	Amount of
to be registered	registered (1)	price per unit (2)	price (2)	registration fee

Common Shares	2,000,000 shares	$11.02	$22,040,000	$2,792.47

(1)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average high and low prices of the Common Shares of the Registrant on the Nasdaq National Market on February 4, 2004.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by Methanex Corporation (the “Company”) are incorporated herein by reference:

     (a) The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2002 (the “Annual Report”) filed with the Commission on March 28, 2003 under Section 13(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

     (c) The description of the Company’s capital stock contained in the Company’s Registration Statement on Form F-10, (Reg. No. 33-53400), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference into this Registration Statement and will be deemed to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Under the Canada Business Corporations Act (the “CBCA”), which governs Methanex Corporation (the “Registrant”), except in respect of an action by or on behalf of a corporation or other entity to procure a judgment in its favor, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer (or other individual as described above) is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he or she is made a party because of their association with the corporation or other entity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and has fulfilled the conditions set forth above.

     In accordance with and subject to the CBCA, the by-laws of the Registrant provide that except in respect of any action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate, or an individual acting in a similar capacity, or another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or such body corporate, if the director or officer (a) acted honestly and in good faith with a view of the best interests of the Registrant, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The Registrant has also entered into indemnity agreements with its directors and officers which provide substantially the same rights as provided for in the CBCA.

     The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the “Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Act, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit		Description

4	—	Methanex Corporation Stock Option Plan 2002
5	—	Opinion of McCarthy Tétrault LLP
23.1	—	Consent of McCarthy Tétrault LLP (see Exhibit 5)
23.2	—	Consent of KPMG, Independent Auditors
24	—	Power of Attorney (See signature page)

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada, on this 6th day of February, 2004.

METHANEX CORPORATION

By	/s/ Ian Cameron
	Name:	Ian Cameron
	Title:	Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

     Each persons whose individual signature appears below hereby authorizes Pierre Choquette and Ian Cameron, and each of them, either of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments to this Registration Statement, including post-effective amendments and supplements thereto, and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 6th day of February, 2004.

Signature	Title

/s/ Pierre Choquette Pierre Choquette	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ian Cameron Ian Cameron	Senior Vice President, Finance, Chief Financial Officer (Principal Financial Officer)

/s/ Robert Findlay Robert Findlay	Director

/s/ Brian D. Gregson Brian D. Gregson	Director

Signature	Title

/s/ R.J. (Jack) Lawrence R.J. (Jack) Lawrence	Director

/s/ David Morton David Morton	Director

/s/ A. Terence Poole A. Terence Poole	Director

/s/ John Reid John Reid	Director

/s/ Monica Sloan Monica Sloan	Director

/s/ Graham D. Sweeney Graham D. Sweeney	Director

/s/ Anne. L. Wexler Anne. L. Wexler	Director

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit		Description

4	—	Methanex Corporation Stock Option Plan 2002
5	—	Opinion of McCarthy Tétrault LLP
23.1	—	Consent of McCarthy Tétrault LLP (see Exhibit 5)
23.2	—	Consent of KPMG, Independent Auditors
24	—	Power of Attorney (See Signature Page)